                                                                 EXHIBIT 1.A.(5)


We, the Life Insurance Company of the Southwest, agree to pay the Death Benefit to the Beneficiary, subject to the terms of this policy, when we receive at our Administrative Office due proof that the Insured died while this policy was in force.

Flexible Premium Adjustable Benefit Variable Life Insurance. Flexible premiums may be paid until the death of the Insured. This policy is participating.

The amount and duration of the Death Benefit may increase or decrease daily, as described in the DEATH BENEFIT AND POLICY CHANGES section of this policy. The dollar amount of the Death Benefit is not guaranteed.

The Cash Surrender Value of this policy is dependent on the Accumulated Value in the Separate Account, which fluctuates according to the investment experience of the Sub-Accounts of the Separate Account chosen by the Owner. The Cash Surrender Value may increase or decrease daily, and is not guaranteed as to dollar amount.

--------------------------------------------------------------------------------

Right to Review Policy. This policy may be returned to us at any time prior to the later of the end of the tenth day following its receipt by the Owner, the end of the tenth day after we mail notice of policy issue to the Owner, and the end of the forty-fifth day after the Applicant has signed the application in consideration of which this policy was issued. The policy may be returned in person or by mail to us or to the agent through whom it was bought. Upon such return, we will refund any premiums paid, and the policy will be deemed void as of its Date of Issue.

--------------------------------------------------------------------------------


Date of Issue:        August 15, 1998
Policy Number:        LS6000000
Face Amount:          $100,000
Insured:              John Doe
Issue Age:            35
Owner:                Nathan Green
Beneficiary:          As stated in the application unless later changed

--------------------------------------------------------------------------------


The data and the terms on this and all following pages are part of this policy.

Signed for Life Insurance Company of the Southwest at Dallas, Texas, as of the Date of Issue, by



        Chairman of the Board                             President


[LSW LOGO]                                                Secretary

ADMINISTRATIVE OFFICE MAILING ADDRESS:
LIFE INSURANCE COMPANY OF THE SOUTHWEST, ONE NATIONAL LIFE DRIVE, MONTPELIER, VT CUSTOMER SERVICE: 800-732-8939

HOME OFFICE ADDRESS;
LIFE INSURANCE COMPANY OF THE SOUTHWEST, 1300 WEST MOCKINGBIRD LANE, DALLAS, TX 75247 LSW IS A STOCK COMPANY.

9236(0101)

                                     INDEX



SECTION                              PAGE         SECTION                             PAGE
--------------------------------------------      ------------------------------------------
GENERAL TERMS OF THIS POLICY                          Death Benefit Options              12
     Consideration                       1            Option A                           12
     Entire Contract                     1            Option B                           13
     Representations                     1            Changes in Face Amount and Death
     Incontestability                    1            Benefit Option                     14
     Policy Months, Years, and
     Anniversaries                       2        INVESTMENT
     Policy Effective Dates              2            General Account                    15
     Attained Age                        2            Interest Rates Credited to the
     Misstatement of Age or Sex          3            Accumulated Value in the General
     Valuation Date and Valuation Period 3            Account                            15
     Interest Rates                      3            Separate Account                   16
     Basis of Values                     3            Sub-Accounts                       17
     Payment of Benefits                 3            Valuation                          18
     Postponement of Payments            4            Transfers                          18
     Notices                             4
     Annual Report                       5        POLICY VALUES
     Projection Report                   5            Accumulated Value of the Policy    18
                                                      Accumulated Value in the General
ROLES IN THIS POLICY                                  Account                            19
     Owner                               5            Accumulated Value in the Separate
     Insured                             6            Account                            19
     Beneficiary                         6            Accumulated Value in a Sub-Account 19
     Change of Beneficiary               6            Units in a Sub-Account             20
     Trust Beneficiary                   6            Unit Value                         20
     Unnamed Beneficiary                 7            Net Investment Factor              20
     Assignments                         7            Accumulated Value upon
     Spendthrift Provision               7            Reinstatement                      21
                                                      Cash Surrender Value               21
                                                      Surrender Charges                  21
PREMIUMS                                              Dividends                          21
   Policy Protection Period              8
   Payment of Premiums                   8        CHARGES AGAINST THE ACCUMULATED
   Net Premium                           8        VALUE
   Premium Tax                           9           Mortality and Expense Risk Charge   22
   Right to Policy Review                9           Tax Charge                          22
   Premium Allocation                    9           Monthly Deduction                   22
   Grace Period                         10           Cost of Insurance Charge            23
   Reinstatement                        11           Monthly Administrative Charge       23
                                                     Transfer Charge                     24
DEATH BENEFIT AND POLICY CHANGES
   Death Benefit                        11        WITHDRAWALS
   Suicide Limitation                   12           Withdrawal Charge                   25
                                                     Allocation of Withdrawals           25



                                     -I-

                                      INDEX

SECTION                                 PAGE
--------------------------------------------
POLICY LOANS
   Loan Value                            26
   Loan Interest Rate                    26
   General Loan Terms                    26
   Allocation of Policy Loans            26

PAYMENT OPTIONS
      Option Effective Date              27
      General Payment Option Terms       27
      Choice of Option                   28
      Change of Payment Option           28
      Lump Sum Removal of Proceeds
      Applied under a Payment Option     28
      Option I -Payment of Interest Only 29
      Option 2 -Payments for a Stated
      Time                               29
      Option 3 -Payments for Life        31
      Option 4-Payments of a Stated
      Amount                             33
      Option 5- Life Annuity             33
      Option 6- Joint and Two-Thirds
      Annuity                            33
      Option 7-50% Survivor Annuity      34





                                    - II -

        We, Life Insurance Company of the Southwest, agree to pay the Death Benefit to the Beneficiary, subject to the terms of this policy, when we receive at our Administrative Office due proof that the Insured died while this policy was in force.


General Terms of This Policy
--------------------------------------------------------------------------------

Consideration

        This policy is issued in consideration of the application and payment of at least the Minimum Initial Premium shown in the Data Section. We will incur no liability if no premium is paid.

Entire Contract

        On the Date of Issue the entire contract between the parties is this policy and a copy of the application which is attached at issue. Any change of this contract must be written and may be made only by one of our authorized officers or registrars. We will send the Owner a copy of any application for a change which we approve. It and any additional Data Section shall become part of this contract on the effective date of such change.

Representations

        Any statement made by or for the Insured shall be deemed a representation and not a warranty. Unless such statement is in the attached application or in any subsequent application, it shall not be used to:

                1.      make this policy void; or

                2.      make any increase in Face Amount void; or

                3.      make any Reinstatement void; or

                4.      defend any claim.


Incontestability

        After this policy has been in force during the life of the Insured for two years from the policy Date of Issue, we will not contest it; however:

                1. we may contest any increase in Face Amount for which an application is required until such increase has been in force during the life of the Insured for two years from its Effective Date; and

                2. we may contest any Reinstatement until such Reinstatement has been in force during the life of the Insured for two years from its Effective Date.













                                                    Life Insurance Company of the Southwest
       Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
                                                                                   732-8939
                            Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                          Page 1

Policy Months,
Years, and
Anniversaries

        Policy Months, Years, and Anniversaries shall be measured from the Date of Issue.

        The Date of Issue is the first Monthly Policy Date. The Monthly Policy Date shown in the Data Section occurs on the same day each month or on the last day of any month having no such date.

        A Contract Anniversary falls on each successive anniversary of the Date of Issue. The first Contract Year begins on the Date of Issue and ends on the day before the first Contract Anniversary. Each subsequent Contract Year begins on a Contract Anniversary and ends on the day before the next Contract Anniversary.

Policy Effective
Dates

        The Face Amount on the Date of Issue shall become effective on the Date of Issue shown in the Data Section.

        Any increase in Face Amount for which an application is required shall become effective on the Monthly Policy Date on or next following the date we approve the application for such increase in Face Amount.

        Any increase in Face Amount for which an application is not required shall become effective on the Monthly Policy Date on or next following the date we receive the request for such increase unless otherwise provided by the policy.

        Any decrease in Face Amount requested shall become effective on the Monthly Policy Date on or next following the date we receive the request for such decrease.

        Any reinstatement of this policy shall become effective on the Monthly Policy Date on or next following the date we approve the application for Reinstatement.

        Any change of Death Benefit Option shall become effective on the Monthly Policy Date on or next following the date we receive the request for such change.

Attained Age

        The Attained Age of the Insured on any date is the Issue Age shown in the Data Section plus the number of full Policy Years which have passed since the Date of Issue.






Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                          Page 2

Misstatement of Age
or Sex

        The Issue Age shown in the Data Section is the age of the Insured on the Insured's birthday nearest to the Date of Issue. It is based on the date of birth shown in the application.

        If the age or sex of the Insured has been misstated, we will adjust the Accumulated Value to be the Accumulated Value that would have resulted had the Cost of Insurance Charges been based on the correct age and sex of the Insured. The adjustment shall take effect on the Monthly Policy Date on or next following the date we have proof to our satisfaction of such misstatement.

        If the Insured has died, we will similarly adjust the Accumulated Value as of the last Monthly Policy Date prior to the Insured's death. To the extent that the recomputed, adjusted Accumulated Value is negative, we will deduct such negative amount from the Death Benefit otherwise payable.

Valuation Date and
Valuation Period

        A Valuation Date is each day that the New York Stock Exchange is customarily open for trading, except for:

                1.      the day following Thanksgiving in each year; and

                2. any day on which trading is restricted by directive of the Securities and Exchange Commission.


        A Valuation Period is the period between two successive Valuation Dates.

Interest Rates

        All interest rates stated in this policy are effective annual rates.

Basis of Values

        Any guaranteed values for this policy are equal to or greater than those required by the law of the state where this policy is delivered. Any guaranteed values are based on interest at the Minimum General Account Interest Rate and the Mortality Table shown in the Data Section. A detailed statement of the method of computing values has been filed in the state in which this policy is delivered.

Payment of Benefits

        We will pay all benefits under this policy at our Home Office. Before payment of any Death Benefit we may investigate the death.






                                                    Life Insurance Company of the Southwest
       Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
                                                                                   732-8939
                            Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                          Page 3

Postponement of
Payments

        We will pay any amounts which are payable as a result of Cash Surrender, Withdrawals, or Policy Loans and which are allocated to the Separate Account within seven days after we receive written request in a form satisfactory to us. However, determination and payment of any amount payable from the Separate Account may be postponed whenever:

                1. the New York Stock Exchange is closed, or trading on the New York Stock Exchange is restricted by directive of the Securities and Exchange Commission; or

                2. the Securities and Exchange Commission by order permits postponement for the protection of policyowners; or

                3. an emergency exists, as determined by the Securities and Exchange Commission, as a result of which it is not reasonably practicable to dispose of securities or to determine the value of the net assets of the Separate Account.


        Transfers to or from the Sub-Accounts of the Separate Account, though normally occurring on the same day we receive the request for transfer, may also be postponed upon any of the above events.

        We may delay payment of any amounts which are payable as a result of Cash Surrender, Withdrawals, or Policy Loans and which are allocated to the General Account for up to six months after we receive written request in a form satisfactory to us.

        We will pay the Death Benefit within seven days after we receive due proof satisfactory to us of the Insured's death while this policy is in force. We may postpone determination and payment of any Death Benefit in excess of the Face Amount, net of any debt to us on this policy, upon any of the events enumerated above.

        We have the right to postpone payment which is derived from any amount recently paid to us by check or draft, until we are satisfied the check or draft has been paid by the bank or other financial institution on which it is drawn.

Notices

        Unless this policy provides otherwise, any requests, changes, or notices:

                1. from us to the Owner shall be sent to the last address known to us of the Owner; and

                2. from us to an assignee shall be sent to the last address known to us of such assignee; and 3. from the Owner or an assignee to us must be in writing and received by us at our Administrative Office in Montpelier, Vermont.




Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                         Page 4

Annual Report

        At least once each Policy Year we will send a report to the Owner. The report will show, as of its date:

                1. the Accumulated Value of the policy, detailing the Accumulated Value in the General Account and the Accumulated Value in each Sub-Account of the Separate Account; and

                2.      the Face Amount; and

                3.      the Cash Surrender Value; and

                4.      any debt to us on this policy; and

                5.      the Death Benefit.


        The report will also show a summary of transactions of the previous year and any information required by law.

Projection Report

        The Owner may request in writing a report which projects future values and future Death Benefits for this policy. The report will also show any information required by law. The Projections Report will be based on:

                1.      data the Owner gives us as to Face Amount and premiums;
                        and

                2.      such assumptions as either we or the Owner specifies.


        We may charge the Owner for each Projection Report.


Roles in This Policy
--------------------------------------------------------------------------------

        If used, the term "estate" of any person shall be deemed to be a designation of the executors or administrators of that person's estate.

Owner

        The Owner may exercise all rights under this policy, including those described below:

                1.      assign the policy; and

                2.      release or discharge the policy; and

                3.      change the policy if we agree to such change; and

                4. change the Beneficiary as stated in the Beneficiary provision; and

                5.      enjoy the benefits under this policy.

        These actions may be taken without the consent and against the interest of any Beneficiary and any contingent owner. If the Owner has waived the right to change the Beneficiary, these actions may be taken by the Owner only with the written consent of all Beneficiaries that the Owner can not change. These actions may be taken only while the Insured is alive.



                                                    Life Insurance Company of the Southwest
       Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
                                                                                   732-8939
                            Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                          Page  5

Insured

        The Death Benefit becomes payable upon the death of the Insured. The Insured, in his or her role as the Insured, has no rights and receives no benefits under this policy.

Beneficiary

        The Beneficiary receives the Death Benefit payable upon the death of the Insured. Unless later changed, the Beneficiary shall be as stated in the application. The interest of any Beneficiary who dies before the Insured shall vest in the Owner unless otherwise stated.

Change of Beneficiary

        The Owner has the right to change the Beneficiary. If the Owner expressly waives this right, no change can be made without the written consent of the Beneficiary.

        A new Beneficiary may be named during the life of the Insured by filing at our Administrative Office written notice in such form as we may require. When notice is received at our Administrative Office, the change shall take effect as of the date the notice is signed whether or not the Insured is living at the time of receipt. We will not be liable for any payment we make before receipt of the written notice at our Home Office.

Trust Beneficiary

        Unless an authorized officer or registrar of the Company explicitly agrees otherwise in writing, the following provision shall apply when a trust is named as Beneficiary.

        In no event is the Company responsible for the application or disposition of any proceeds it pays to a Trust Beneficiary. Payment to a Trust Beneficiary is a full discharge of the liability of the Company. If a designated trust provides for successor trustees, the designation in this policy includes successor trustees. Likewise, if the trust allows amendments, the trust, if so amended, remains as a designated Beneficiary.

        A Trust Beneficiary is considered to be a Beneficiary who did not survive the Insured if:

                1.      the trust has been terminated; or

                2. the specified testamentary trust does not qualify as such; or

                3. for any other reason a Trust Beneficiary is not entitled to any proceeds.







                                                    Life Insurance Company of the Southwest
       Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
                                                                                   732-8939
                            Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                          Page 6

Unnamed Beneficiary

        We may rely on an affidavit by any person who in our judgment knows the facts to identify any Beneficiary not specified by name. All our liability shall cease when we pay on the basis of such affidavit.

        If used, the term "children" of any person shall include only lawful children born to or legally adopted by that person.

Assignments

        If this contract is assigned, such assignment shall transfer to the assignee the interest of:

                1.      any Beneficiary whom the assignor can change; and

                2.      any contingent owner.


        If the assignee acquires a right to proceeds, they shall be paid in one sum even though a Payment Option may be in effect at the time the assignment was signed. However, if we specifically agree, an assignment may limit the method of payment of any proceeds.

        We are not responsible for the validity or effect of any assignment of this policy. We will not recognize any assignment until it has been filed at our Administrative Office.

Spendthrift Provision

        If we receive at our Administrative Office written request by the Owner for this Spendthrift Provision, then, to the extent allowed by law and by this policy:

                1. only the Owner may transfer, anticipate, commute, or encumber the proceeds of this policy; and

                2. only legal process against the Owner may affect the proceeds of this policy.


        Any proceeds payable after this request is withdrawn by the Owner shall not be affected by this provision.




Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                         Page 7

Premiums
--------------------------------------------------------------------------------

Policy Protection
Period

        The first 60 months following the Date of Issue during which this policy remains continuously in force is referred to as the Policy Protection Period.

Payment of Premiums

        A premium at least equal to the Minimum Initial Premium stated in the Data Section is due on the Date of Issue. Thereafter, premiums may be paid towards this policy under the circumstances described below.

        During the Policy Protection Period payment of total accumulated premiums, in excess of withdrawals and debt, at least equal to the sum of all unique Minimum Monthly Premiums in effect since the Date of Issue times the number of Monthly Policy Dates that have elapsed while each Minimum Monthly Premium was in effect, will keep the policy in force to the next Monthly Policy Date. This policy will always remain in force, both during the Policy Protection Period and beyond, as long as the Cash Surrender Value is sufficient to provide for Monthly Deductions.

        The Planned Periodic Premiums are the premiums the Applicant has requested be billed. The Owner may change the amount or frequency of Planned Periodic Premiums at any time by sending a written notice to us at our Administrative Office. We may, however, limit any increase in either amount or frequency.

        In addition, we will accept unscheduled premiums, which are premiums in addition to the Minimum Initial, Minimum Monthly, or Planned Periodic Premiums. We may limit the number and amount of such premiums.

        All premiums are limited by a minimum and a maximum. The minimum is $50 per premium payment. The maximum is the limit imposed by the Internal Revenue Code for qualifying the policy as "Life Insurance" for Federal Income Tax purposes, or such lower amount as we may set. We will not accept any premium in excess of the maximum.

        The first premium may be paid to us either through our duly authorized agent in exchange for a receipt signed by that agent, or at our Administrative Office. All later premiums must be paid to us at our Administrative Office, and will be credited and allocated on the day we receive them.

Net Premium

        A net premium is the amount of any premium paid after the deduction of the applicable Premium Tax.



                                                    Life Insurance Company of the Southwest
       Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
                                                                                   732-8939
                            Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                          Page  8

Premium Tax

        We will deduct from each premium paid percentages for the payment of premium taxes before allocating such premium to the Accumulated Value. The State Premium Tax percentage and the percentage for Taxes Attributable to Specified Policy Acquisition Expenses under Internal Revenue Code Section 848 deducted from the premium paid as of the Date of Issue of the policy are stated in the Data Section.

Right to Policy
Review

        This policy may be returned to us at any time prior to the later of:

                1. the end of the 10th day following its receipt by the Owner; and

                2. the end of the 10th day after we mail notice of policy issue to the Owner; and

                3. the end of the 45th day after the Applicant signed the application in consideration of which this policy was issued.


        This policy may be returned in person or by mail to us or to the agent through whom it was bought. Upon a return we will refund any premiums paid, and the policy will be deemed void as of its Date of Issue.

Premium Allocation

        The Owner has the right to designate the allocation of net premiums among the General Account and the Sub-Accounts of the Separate Account. The initial allocation is shown in the Data Section. That portion of the premium due on the Date of Issue which is allocated to the General Account will be transferred to the General Account upon receipt. However, any portion of the premium due on the Date of Issue which is allocated to a Sub-Account of the Separate Account will be held in the Money Market Fund Sub-Account until the end of the 20th day following the Date of Issue. It will then be transferred to any other accounts as designated by the Owner.

        The allocation must be made in percentages. Each percentage must be a whole number. No allocation need be made to the General Account or to any particular Sub-Account. Each allocation made must be at least five percent.

        The Owner may change the allocation of future premiums by notifying us in writing at our Home Office. Any allocation made will remain in effect until changed.


Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                         Page 9

Grace Period

        A Grace Period shall start:

                1. if on any Monthly Policy Date during the Policy Protection Period, both of the following occur:

                        a) the amount of Cash Surrender Value is smaller than the amount of the Monthly Deductions on that date; and

                        b) the sum of the Minimum Monthly Premiums in effect on this policy for all months since the Date of Issue is greater than a sum equal to:

                                i.      all premiums paid; less

                                ii.     all withdrawals made; less

                                iii.    any debt to us on this policy.


                1. if on any Monthly Policy Date on or after the end of the Policy Protection Period, the Cash Surrender Value is smaller than the Monthly Deductions on such date.


        A Grace Period shall not be less than 61 days. During a Grace Period this policy shall remain in force.

        The premium needed to keep the policy in force beyond a Grace Period shall be the net premium sufficient to produce a Cash Surrender Value equal to three times the Monthly Deduction due on the date the Grace Period began.

        We will mail notice of the premium needed to the Owner. If the premium needed is unpaid on the 61st day after the notice is sent, then the Grace Period shall end and this policy shall terminate without value. This policy shall then be null and void and all rights shall cease, except as may be provided in Reinstatement.

        A Grace Period will not begin solely because payments of Planned Periodic Premiums are discontinued. Whether or not premiums are paid, Charges Against the Accumulated Value will be made. The Accumulated Value will be as set forth in the POLICY VALUES section of this policy. The terms of this Grace Period provision will determine if and when a Grace Period starts.


                                                 Life Insurance Company of the Southwest
       Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
                                                                                   732-8939
                            Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                          Page 10

Reinstatement

        If this policy terminates after the end of a Grace Period, it may be reinstated. It must be reinstated on a Monthly Policy Date within five years from the start of such Grace Period.

        For Reinstatement we will require:

                1.      an application for reinstatement; and

                2.      proof to our satisfaction that the Insured is insurable;
                        and

                3. payment of a net premium which will make the Cash Surrender Value sufficient to provide:

                        a) two times the Monthly Deduction due on the date the Grace Period began; plus

                        b) three times the Monthly Deduction due on the date of Reinstatement.



        We will send the Owner notice of the required payment upon request.

        In the event of Reinstatement:

                1. the Surrender Charge in effect on the Monthly Policy Date on which the Grace Period began shall become the Surrender Charge on the Monthly Policy Date of Reinstatement; and

                2. the schedule of Surrender Charges for the policy months following the date the Grace Period began shall become the schedule of Surrender Charges for the policy months following the date of Reinstatement; and

                3.      the Policy Protection Period is terminated.



Death Benefit and Policy Changes
--------------------------------------------------------------------------------

Death Benefit

        We will pay the Death Benefit to the Beneficiary when we receive at our Administrative Office due proof that the Insured died while this policy was in force. We will pay the Death Benefit in one sum unless a Payment Option is chosen. If the Death Benefit is paid in one sum, it shall be increased by interest from the date of the Insured's death to the date of payment. We will set the rate of interest at not less than the Minimum Interest Paid on Death Claims percentage shown in the Data Section.





Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                         Page 11

Suicide Limitation



        If the Insured dies within two years of the Date of Issue as the result of suicide, while sane or insane, we will pay only a sum equal to:

                1.      the premiums paid; less

                2.      any debt to us on this policy; less

                3.      any withdrawals made.


        Payment will be made to the Beneficiary.

        A similar two year period shall apply to any increase in Face Amount for which an application is required. Such period shall begin on the Effective Date of any such increase. During such period if the Insured dies as the result of suicide, while sane or insane, we will pay, in lieu of any such increase in Face Amount, only a sum equal to the Cost of Insurance Charges that we have deducted from the Accumulated Value for such increase. However, if such increase became effective within two years after the Effective Date of a Reinstatement, we will pay only the amount set forth in the next paragraph.

        If this policy is reinstated, a similar two year period shall start from the Effective Date of the Reinstatement. During such period, if the Insured dies a the result of suicide, while sane or insane, we will pay only a sum equal to:

                1. the premiums paid since the Effective Date of the Reinstatement; less

                2.      any debt to us on this policy; less

                3. any withdrawals made since the Effective Date of the Reinstatement.


Death Benefit Options

        The Owner may elect either of two Death Benefit Options, Option A or Option B, for the period prior to the Insured's Attained Age 99. The Death Benefit Option in effect on the Date of Issue is stated in the Data Section made a part of this policy on that date.

Option A

        Under Option A the Death Benefit shall be the greater of the Death Benefit Standard or the following:

                1.      the Face Amount on the date of the Insured's death; less

                2. the amount of any Monthly Deductions then due; less 3. any debt to us on this policy.






                                                    Life Insurance Company of the Southwest
       Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
                                                                                   732-8939
                            Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                          Page 12

Option B

        Under Option B the Death Benefit shall be the greater of the Death Benefit Standard or the following:

                1.      the Face Amount on the date of the Insured's death; plus

                2. the Accumulated Value of the policy on the date of the Insured's death; less

                3.      the amount of any Monthly Deductions then due; less

                4.      any debt to us on this policy.


Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800)
732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
-------------------------------------------------------------------------------------------
9236(0101)                                                                         Page 13

Changes in Face
Amount and Death
Benefit Option

        The Owner may request any of the following changes. We will make a change subject to the conditions stated. These changes may be made only while the Insured is living, and after the first policy anniversary. We will send the Owner a revised or additional Data Section if any of these changes is made.

                1. Face Amount Increases. Face Amount Increases may be made only while the Insured is Attained Age 85 or less. We will require an application from the Owner and proof to our satisfaction that the Insured is then insurable. An increase in Face Amount, and an associated redetermination of the Minimum Monthly Premium, shall be effective upon the Monthly Policy Date on or next following our approval. Any increase in Face Amount must be at least as large as the Minimum Increase Amount stated in the Data Section.

                2. Face Amount Decreases. We will require a written request by the Owner. A decrease in Face Amount shall be effective upon the Monthly Policy Date on or next following our receipt of the request.

                        a) Decreases shall not be permitted which would reduce the Face Amount to less than any of the following:

                                i. the minimum insurance amount for which the policy would qualify as "Life Insurance" for Federal Income Tax purposes under the Internal Revenue Code; or

                                ii.     the Minimum Face Amount shown in the
                                        Data Section; or

                                iii. 75% of the largest Face Amount in force at any time in the twelve policy months immediately preceding our receipt of the request.

                        a) A decrease in total insurance coverage shall apply in the following order:

                                i. first, to any increases in Face Amount in the reverse order in which they were made;

                                ii. second, to the Face Amount on the Date of Issue.


                3. Death Benefit Option Changes. The Death Benefit Option may be changed once each Policy Year prior to the Insured's Attained Age 99. We will require a written request from the Owner. A change will be effective on the Monthly Policy Date on or next following our receipt of the request. The change may be made only if after such change the policy would qualify as "Life Insurance" for Federal Income Tax purposes under the Internal Revenue Code.


                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 14

                        a) Upon a change from Option A to Option B, the Face Amount shall decrease by an amount equal to the Accumulated Value of the policy just prior to the Effective Date of the change. However, the change may be made only if after such change the Face Amount would not be below the Minimum Coverage Amount shown in the Data Section.

                        b) Upon a change from Option B to Option A, the Face Amount shall increase by an amount equal to the Accumulated Value just prior to the Effective Date of the change.



        At the Insured's Attained Age 99, if this policy is still in force, the Face Amount of this policy will be set equal to the Accumulated Value, and the Death Benefit Option will automatically revert to Option A. The Death Benefit Option may not thereafter be changed.


Investment
--------------------------------------------------------------------------------

        Investment of the Accumulated Value of the policy may be made in the General Account and/or in one or more of the Sub-Accounts of the National Variable Life Insurance Account (herein called the "Separate Account"). The Accumulated Value in the Separate Account is based on the investment experience of the chosen Sub-Account(s) of the Separate Account, and may increase or decrease daily. It is not guaranteed as to dollar amount.

General Account

        The General Account is composed of the admitted assets of National Life Insurance Company other than those in the Separate Account or any other separate account.

Interest Rates Credited
to the Accumulated
Value in the General
Account

        The rate of interest credited on any portion of the Accumulated Value in the General Account shall never be less than the Minimum General Account Interest Rate shown in the Data Section. We may credit interest at a higher interest rate. Any higher interest rate credited on Accumulated Value in the General Account shall remain in effect for at least a one-year period.

        Interest at different rates may be credited to:

                1. that portion which is equal to any debt to us on this policy; and

                2.      any portion in excess of any such debt.


Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 15

Separate Account

        The Separate Account is composed of assets owned by Life Insurance Company of the Southwest. These assets are held separate and apart from General Account assets. The Separate Account is devoted exclusively to the investment of assets of variable life insurance policies. Income, gains, and losses from assets allocated to the Separate Account, whether or not realized, are credited to or charged against such account without regard to our other income, gains, or losses. The portion of the assets of the Separate Account equal to the reserves and other liabilities for these policies shall not be chargeable with liabilities arising out of any other business which we may conduct.

        We may transfer assets which exceed the reserves and other liabilities of the Separate Account to our General Account.

        The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940 ("the 1940 Act"). It is also governed by applicable state law. We may make certain changes if, in our sole judgment, they would best serve the interests of the owners of policies such as this one or would be appropriate in carrying out the purposes of such policies. Any changes will be made only if permitted by applicable laws and regulations. Also, when required by law, we will obtain the approval of policyholders of the changes and the approval of the appropriate regulatory authority.

        For example, we may:

                1. operate the Separate Account as a management company under the 1940 Act;

                2. deregister the Separate Account under the 1940 Act if registration is no longer required; and

                3.      combine or substitute separate accounts; and

                4. transfer all or part of the assets of the Separate Account to another separate account or to the General Account; and

                5. make any changes necessary to comply with, or obtain and continue any exemptions from the 1940 Act; and

                6. make any other necessary technical changes in this policy to conform with any action this provision permits us to take.


                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 16

Sub-Accounts

        The Separate Account has several Sub-Accounts. Each Sub-Account will buy shares of an investment fund. Each investment fund represents a separate investment portfolio.

        If, in our judgment, an investment fund no longer suits the investment goals of the policy, or tax or marketing conditions so warrant, we may substitute shares of another investment fund or shares of another investment company. If the Owner has an interest in the Sub-Account affected, we will notify the Owner before doing so and, to the extent required by law, we will get prior approval from the Securities and Exchange Commission. We also will secure any other required approvals. If this policy has Accumulated Value in a Sub-Account affected by any such change, and if the Owner wishes, we will transfer that value at the Owner's written direction from that Sub-Account, without charge, to the General Account or another Sub-Account.

        We may also eliminate, combine, or substitute Sub-Accounts and establish new Sub-Accounts if in our judgment marketing needs, tax considerations, or investment conditions warrant. Any new Sub-Accounts may be made available to existing policies on a basis to be determined by us. We also may transfer assets from a Sub-Account to another Sub-Account or separate account if the transfer in our judgment would best serve the interests of the owners of policies such as this one or would be appropriate in carrying out the purposes of such policies, but only if permitted by applicable laws or regulations. If any of these changes is made, we may by appropriate endorsement change the policy to reflect the change.

        If the Owner has Accumulated Value in a Sub-Account that will be eliminated, we will notify the Owner at least 30 days before the elimination, and will request that the Owner designate the account(s) to which the Accumulated Value in the Sub-Account to be eliminated should be transferred. Upon the elimination of such a Sub-Account, the Accumulated Value in that Sub-Account will be transferred to the General Account and/or Sub-Account(s) in accordance with the designation received by us from the Owner or, if such a designation is not received prior to the liquidation date, to the Money Market Fund Sub-Account. A transfer charge will not be imposed for transfers made upon elimination of a Sub-Account.

        Income and realized and unrealized gains or losses from the assets of each Sub-Account of the Separate Account are credited to or charged against that Sub-Account without regard to income, gains, or losses in the other Sub-Accounts of the Separate Account, the General Account, or any other separate accounts. We reserve the right to credit or charge a Sub-Account in a different manner if required, or made appropriate, by reason of a change in the law. We maintain records of all purchases and redemptions of investment fund shares by each of the Sub-Accounts.



Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 17

Valuation

        We will value the assets of each Sub-Account of the Separate Account on each Valuation Date.

Transfers

        Subject to any applicable Transfer Charges, the Owner may transfer Accumulated Value among the Sub-Accounts or to the General Account without limitation. However, only one transfer from the General Account to the Separate Account may be made during any Policy Year. The Accumulated Value transferred from the General Account in any Policy Year may not exceed the greater of:

                1. 25% of the unloaned portion of the Accumulated Value in the General Account immediately prior to the transfer; and

                2.      $1,000.



Policy Values
--------------------------------------------------------------------------------

Accumulated Value of
the Policy

        The Accumulated Value of the policy is equal to the sum of the Accumulated Value in the General Account and the Accumulated Value in the Separate Account.



                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 18

Accumulated Value in
the General Account

        The Accumulated Value in the General Account on any day is:

                1. the Accumulated Value in the General Account on the just prior Monthly Policy Date, if any; plus

                2. interest on the Accumulated Value in the General Account on the just prior Monthly Policy Date from the just prior Monthly Policy Date to such day; plus

                3. the amount of all net premiums accepted since the just prior Monthly Policy Date which are allocated to the General Account; plus

                4. interest on item (3) from the date of net premium allocation to the General Account to such day; plus

                5. the amount of all Accumulated Values transferred to the General Account from a Sub-Account of the Separate Account since the just prior Monthly Policy Date; plus

                6. interest on item (5) from the date of the transfer to such day; less

                7. the amount of all Accumulated Values transferred from the General Account to a Sub-Account of the Separate Account since the just prior Monthly Policy Date; less

                8. interest on item (7)from the date of transfer to such day; less

                9. the amount of all Accumulated Values withdrawn from the General Account since the just prior Monthly Policy Date; less

                10. interest on item (9) from the date of withdrawal to such day; less

                11. any Monthly Deduction allocated to the General Account for the month next following the Monthly Policy Date which is due on such day.


Accumulated Value in
the Separate Account

        The Accumulated Value in the Separate Account is the sum of the Accumulated Values in each Sub-Account of the Separate Account.

Accumulated Value in a
Sub-Account

        On the later of the Date of Issue of the policy or the date at least the Minimum Initial Premium is received by us, that portion of the net premium allocated to any Sub-Account of the Separate Account will be credited to the Money Market Fund Sub-Account. The Accumulated Value in the Money Market Fund Sub-Account on that date is that portion of the net premium less the Monthly Deductions assessed since the Date of Issue.



Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 19

        On any later day which is a Valuation Date, the policy's Accumulated Value in each Sub-Account is the number of units in the Sub-Account multiplied by the Unit Value on that date.

Units in a Sub-Account

        Amounts allocated, transferred, or added to a Sub-Account are used to purchase units in that Sub-Account. Units are redeemed when amounts are deducted, transferred, or withdrawn. The number of units in any given Sub-Account attributable to this policy on any given date equals the number of units purchased by funds attributable to this policy minus the number of units redeemed under this policy up to such date. For each Sub-Account, the number of units purchased or redeemed in connection with a particular transaction is determined by dividing the dollar amount of the transaction by the Unit Value on the day the transaction is performed.

Unit Value

        The Unit Value in a Sub-Account on any Valuation Date is equal to that Unit Value on the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Sub-Account on that Valuation Date.

Net Investment Factor

        Each Sub-Account of the Separate Account has its own Net Investment Factor. The Net Investment Factor measures the performance of the Sub-Account for individual Valuation Periods. The Net Investment Factor is calculated as follows:

                1. Take the net asset value per share of the corresponding investment fund on the current Valuation Date.

                2. Add the per share capital gain or loss and dividend distribution of the investment fund during the current Valuation Period.

                3. Divide the result of item (2) by the net asset value per share of the corresponding investment fund on the just prior Valuation Date.

                4. Subtract from the result of item (3) any Tax Charge during the current Valuation Period.

                5. Subtract from the result of item (4) the Mortality and Expense Risk Charge shown in the Data Section multiplied by the number of days in the Valuation Period.


        The result of item (5) is the Net Investment Factor on the current Valuation Date.

        On any date after the Date of Issue other than a Valuation Date, the Accumulated Value in a Sub-Account is the Accumulated Value of such Sub-Account on the next following Valuation Date.



                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 20

Accumulated Value
upon Reinstatement

        If this policy is reinstated, the Accumulated Value on the date of Reinstatement shall be:

                1. the Accumulated Value on the date the Grace Period began; less

                2. two times the Monthly Deduction due on the date the Grace Period began; plus

                3.      the net premium paid to reinstate the policy; less

                4.      the Monthly Deduction due on such date.


Cash Surrender Value

        The Owner may, by written request to us, surrender this policy while the Insured is living for its Cash Surrender Value. We may require that the policy be returned to us. When this policy has been surrendered, it shall be null and void and all rights shall cease. Proceeds shall be paid in one lump sum unless a Payment Option is chosen.

        The Cash Surrender Value on any day shall be equal to:

                1.      the Accumulated Value on such day; less

                2.      any debt to us on this policy; less

                3.      any Surrender Charges which apply on such day.


Surrender Charges

        Surrender Charges for each coverage segment (the Face Amount on the Date of Issue of this policy and any increase segments added after issue) apply during the first 180 Policy Months from its effective date. The total Surrender Charge is the sum of the Deferred Administrative Charges and the Deferred Sales Charges shown in the Data Section for each coverage segment.

Dividends

        We may credit this policy with shares, called dividends, from our divisible surplus. However, it is expected that no dividends will be credited to this policy. Any dividends shall be set by us and shall be credited on the policy anniversary. Any dividends credited shall be paid in cash.




Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 21

Charges Against the Accumulated Value
--------------------------------------------------------------------------------

Mortality and Expense
Risk Charge

        We will deduct the Mortality and Expense Risk Charge shown in the Data Section from the Accumulated Value in each Sub-Account of the Separate Account on each day that the policy is in force to cover mortality and expense risk. The Mortality and Expense Risk Charge is not deducted from funds held in the General Account.

Tax Charge

        We reserve the right to deduct any charge for taxes or amounts set aside as a reserve for taxes in determining the value of an Accumulated Value Unit for each of the Sub-Accounts in the event that such a tax is levied on that Sub-Account in the future.

Monthly Deduction

        The Monthly Deduction is the sum of the Cost of Insurance Charge and the Monthly Administrative Charge. The Monthly Deduction shall be deducted from the Accumulated Value of the policy on the Monthly Policy Date.

                1. The Owner may elect to allocate the Monthly Deduction entirely to the Money Market Fund Sub-Account, by notifying us in writing. If the Accumulated Value in the Money Market Fund Sub-Account is not sufficient to provide for the entire Monthly Deduction on a Monthly Policy Date, the Monthly Deduction will be taken from the Money Market Fund Sub-Account until that account is exhausted, and any additional amount necessary to fund the full Monthly Deduction shall be allocated among and deducted from the General Account and the other Sub-Accounts in proportion to the respective Accumulated Values held in those accounts on the Monthly Policy Date.

                2. If the Owner does not elect 1, above, the Monthly Deduction shall be allocated among and deducted from the General Account and the Sub-Accounts in proportion to the respective Accumulated Values held in those accounts on the Monthly Policy Date.




                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 22

Cost of Insurance
Charge

        The Cost of Insurance rate on any day shall be based on the size and duration of this policy, the Insured's sex and then Attained Age, the rate class of the Face Amount on the Date of Issue, and the rate class of each increase in Face Amount.

        On any Monthly Policy Date, the Cost of Insurance Charge of the policy shall be the Cost of Insurance rate on such date multiplied by the excess of:

                1. the Death Benefit of the policy plus any debt to us on the policy divided by the Cost of Insurance Divisor; over

                2. the Accumulated Value of the policy on such date before the Cost of Insurance Charge is deducted.


        We may change the Cost of Insurance rates from time to time based on our expectations of future experience. Any change in the Cost of Insurance rates shall apply to all policies of the same size and duration, insuring persons of the same sex, Attained Age, and rate class as the Insured.

        The Cost of Insurance rates shall not be greater than the rates set forth in the Table of Guaranteed Maximum Cost of Insurance rates shown in the Data Section. These rates are based on the Mortality Table named in the Data Section.

        The rate class of the Insured at the time of an increase in Face Amount for which an application is required may differ from the rate class on the Date of Issue. For determining the Cost of Insurance Charge:

                1. the Accumulated Value is first considered part of the Face Amount on the Date of Issue; and

                2. then, if the Accumulated Value is more than the Face Amount on the Date of Issue, the excess is considered part of the increases in Face Amount in the order of occurrence of such increases; and

                3. if the Death Benefit is the Death Benefit Standard, the excess of the Death Benefit over the total Face Amount is assigned the rate class of the Face Amount in effect on the Date of Issue.


Monthly Administrative
Charge

        The Monthly Administrative Charge is shown in the Data Section.



Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 23

Transfer Charge

        We may charge a Transfer Charge for the sixth and each subsequent requested transfer of Accumulated Value between and among the General Account and the Sub-Accounts occurring during any Policy Year. Transfers to or from more than one account at the same time shall be treated as one transfer. The Transfer Charge may not exceed the Maximum Transfer Charge stated in the Data Section. Transfer Charges shall be allocated among and deducted from the General Account and the Sub-Accounts in proportion to the Accumulated Values to be transferred from such accounts.

        No Transfer Charge will be imposed for the following transactions, nor will any of the following transactions be counted against the five free transfers allowed each Policy Year:

                1. the transfer of all Accumulated Value to the General Account if during the first two Policy Years and in one transaction; and

                2. the transfer of Accumulated Value from a Sub-Account of the Separate Account to another Sub-Account or to the General Account, if there has been a material change in the investment policy of the fund in which the funds of that Sub-Account are invested; and

                3. the initial allocation of the premium due on the Date of Issue from the Money Market Fund Sub-Account; and

                4. transfers of Accumulated Value from the Separate Account into the General Account pursuant to the taking of a Policy Loan; and

                5. allocation of the payment of any debt to us on this policy.



Withdrawals
--------------------------------------------------------------------------------

        After the first policy anniversary, the Owner may make withdrawals by written request to us. Withdrawals shall be subject to all of the following terms.

                1. The amount withdrawn may not be less than the Minimum Withdrawal Amount stated in the Data Section.

                2. The amount withdrawn may not exceed the Cash Surrender Value on the date of withdrawal less three times the Monthly Deduction for the next Monthly Policy Date.

                3. The amount withdrawn may not be such that it reduces the Face Amount below the Minimum Face Amount stated in the Data Section.


                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 24

Withdrawal Charge

        We will assess a Withdrawal Charge equal to the lesser of:

                1.      2% of the amount withdrawn; and

                2.      $25.


        This Withdrawal Charge will be deducted from the amount withdrawn.

Allocation of
Withdrawals

        The amount withdrawn shall be allocated among and deducted from the Accumulated Values held in each account according to the following prioritization:

                1. first, from the Accumulated Value held in specific Sub-Accounts as specified by the Owner, if the Owner so specifies; and

                2. second, from the Accumulated Value in proportion too the Accumulated Values held in the Sub-Accounts on the day the withdrawal is made; and

                3. finally, from the non-loaned Accumulated Value held in the General Account.


        If the Accumulated Value in any Sub-Account from which the Owner has requested that withdrawals be allocated and deducted is insufficient to cover the amount of the withdrawal, the withdrawal will not be processed until further instructions are received by us from the Owner.

        If Death Benefit Option A is in effect on the date of the withdrawal and if the Face Amount divided by the Death Benefit Factor at the Insured's Attained Age on the date of the withdrawal exceeds the Accumulated Value of the policy just after the withdrawal, the Face Amount shall also be decreased. The decrease in Face Amount shall equal the lesser of such excess or the amount of the withdrawal. A decrease in total insurance coverage shall apply first to any increases in Face Amount in the reverse order in which they were made, and then to the Face Amount on the Date of Issue.

        If Death Benefit Option B is in effect on the date of the withdrawal, there shall be no decrease in the Face Amount.


Policy Loans
--------------------------------------------------------------------------------

        We will loan an amount up to the Loan Value of the Policy less the amount of any outstanding debt, at any time after the first Policy Year. At the time of the loan the policy must be in force. The policy shall be the sole security for the loan and must be duly assigned to us.



Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 25

Loan Value

        The Loan Value on any day is equal to:

                1.      the Accumulated Value on such day; less

                2.      the Surrender Charges on such day; less

                3. three times the Monthly Deduction for the next Monthly Policy Date.


Loan Interest Rate

        Any loan shall bear interest from the date the loan is made. The Loan Interest Rate is shown in the Data Section.

General Loan Terms

        After the loan is made, loan interest shall be due on the next and all later Policy Anniversaries. If any interest is not paid when due, it shall be added to the loan and bear interest on the same terms.

        The debt secured by this policy includes loans, unpaid loan interest, and accrued loan interest not otherwise due.

        All or any part of the debt may be paid to us at any time prior to:

                1.      the death of the Insured; and

                2.      surrender of the policy.


        However, during a Grace Period the debt may not be repaid.

        Unless the Owner specifies, any payment to us shall be deemed a premium payment and not a payment of the debt. At the death of the Insured or upon the surrender of the policy, all debt shall become due at once. It shall be paid from the policy values.

Allocation of Policy
Loans

        The loaned amounts allocated to the Sub-Accounts shall be transferred from the Sub-Accounts and placed into the General Account. Policy Loans shall be allocated among and transferred from the Accumulated Values held in each account according to the following prioritization:

                1. first, from the Accumulated Value held in specific Sub-Accounts as specified by the Owner, if the Owner so specifies; and

                2. second, from the Accumulated Value in proportion to the Accumulated Values held in the Sub-Accounts on the day the loan is made; and

                3. finally, from the non-loaned Accumulated Value held in the General Account.


                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 26

        If the Accumulated Value in any Sub-Account from which the Owner has requested that loaned amounts be transferred is insufficient to cover the amount of the loan, the loan will not be processed until further instructions are received by us from the Owner.

        Loan repayments shall be allocated among the General Account and the Sub-Accounts in proportion to the Premium Allocation percentages assigned by the Owner.

        Any loan interest due and not paid shall be allocated among and transferred, on the date the interest is due, from the Accumulated Values held in each account:

                1. first, in proportion to the Accumulated Values held in the Sub-Accounts of the Separate Account until those accounts are exhausted; and

                2. then from the non-loaned Accumulated Value held in the General Account.


        These amounts shall be placed in, or segmented within, the General Account.


Payment Options
--------------------------------------------------------------------------------

        In lieu of a lump sum settlement, all or part of the proceeds of this contract may be applied under a Payment Option. When proceeds are applied under a Payment Option, all other rights and benefits under this contract shall cease.

        In addition to the following options, other payment options may be available.

Option Effective Date

        The Option Effective Date is the date the proceeds become payable.

General Payment Option
Terms

        If the proceeds to be placed under a Payment Option are less than $3,500, we may pay them in one sum to the payee who otherwise would receive the first payment under the option. If any payments would be less than $100, we will change the frequency to provide payments of at least $100.

        If the proceeds are assigned on the Option Effective Date, we will pay the assignee's share in one sum and place only the balance under the option. After the Option Effective Date neither the payments nor the remaining value may be assigned or encumbered. To the extent the law permits, they are not subject to any claims against the payee.

        We may require proof to our satisfaction that any payee is alive on the date any payment is due.



Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 27

Choice of Option

        Choice of an option may be made:

                1.      by the Owner if the Insured is living; or

                2. by the Beneficiary if the Insured is not living and if no option is in effect.

        Equivalent payments for 12-, 6-, 3-, or 1-month intervals may be chosen. The options are described in terms of monthly payments. We will quote the amount of other payments on request.

        We may issue a document stating the terms of the option.

Change of Payment
Option

        The right to change Payment Options exists under Options 1, 2, and 4. At the time of change the remaining value under the old option shall become the proceeds to be placed under the new option.

Lump Sum Removal of
Proceeds Applied under
a Payment Option

        Lump sum payments may be taken from the remaining proceeds placed under Payment Options 1, 2, and 4.

        Under Options 1 and 4 all or any part of the remaining value may be taken at any time, though no more than four transactions may be made during any calendar year.

        Under Option 2 the entire remaining value may be taken at any time.

        No lump sum removal of proceeds may be made under Options 3, 5, 6, and 7.



                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 28

Option 1 -Payment of
Interest Only

        Interest at a rate of 3 1/2% per year shall be paid either for:

                1.      the life of a chosen human being; or

                2.      a chosen period.


        We may pay more interest in any given year. Upon the earlier of the death of the chosen human being or the end of the chosen period, any remaining value will be paid. The first payment shall be made one month after the Option Effective Date. If the payee is not a human being, payments may not continue for more than 30 years.

Option 2 -Payments for a
Stated Time

        Equal monthly payments shall be made for a stated number of years. The first payment shall be made on the Option Effective Date. The amount of each monthly payment is shown in the table. The monthly payments are based on an interest rate of 3 1/2% per year. We may pay more interest in any year.



Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 29

                                 Option 2 Table
                  Monthly Payments for Each $1,000 of Proceeds


                Stated Number of Years          Monthly Payments
                           1                         $84.65
                           2                          43.05
                           3                          29.19
                           4                          22.27
                           5                          18.12
                           6                          15.35
                           7                          13.38
                           8                          11.90
                           9                          10.75
                          10                          9.83
                          11                          9.09
                          12                          8.46
                          13                          7.94
                          14                          7.49
                          15                          7.10
                          16                          6.76
                          17                          6.47
                          18                          6.20
                          19                          5.97
                          20                          5.75
                          21                          5.56
                          22                          5.39
                          23                          5.24
                          24                          5.09
                          25                          4.96
                          26                          4.84
                          27                          4.73
                          28                          4.63
                          29                          4.53
                          30                          4.45





                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 30

Option 3 -Payments for
Life

        Equal monthly payments shall be made for any guaranteed period chosen and thereafter during the life of a chosen human being. The first payment shall be made on the Option Effective Date. The amount of each monthly payment depends on the age and sex of the chosen human being on the Option Effective Date and on any guaranteed period chosen. We may require proof to our satisfaction of such age. We may require like proof that such human being is alive on the date any payment is due. The guaranteed period may be five or ten years or a Refund period. A Refund period extends until the sum of the payments is equal to the proceeds placed under the option. The monthly payments are based on an interest rate of 3 1/2% per year. We may pay more interest in any year during the guaranteed period. We will quote the amount of monthly payments for lower ages and guaranteed periods not shown in the Option 3 Table on request.



Life Insurance Company of the Southwest
Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 31

                                     Option 3 Table
                      Monthly Payments for Each $1,000 of Proceeds

      (Amounts shown are for the age nearest birthday on the Option Effective Date)

                                      Guaranteed Period

                           Male                                 Female
              --------------------------------    ---------------------------------------
    Age         None     10 Years    Refund         None       10 Years       Refund
----------------------------------------------    ---------------------------------------
     50        $4.44      $4.40      $4.29         $4.10        $4.09         $4.03
     51         4.52       4.47       4.35          4.16         4.14          4.08
     52         4.59       4.54       4.42          4.22         4.20          4.13
     53         4.67       4.62       4.48          4.29         4.26          4.19
     54         4.76       4.70       4.55          4.35         4.33          4.24
     55         4.85       4.78       4.62          4.42         4.39          4.30
     56         4.94       4.86       4.70          4.50         4.47          4.37
     57         5.04       4.96       4.78          4.58         4.54          4.44
     58         5.15       5.05       4.86          4.66         4.62          4.51
     59         5.26       5.15       4.95          4.75         4.70          4.58
     60         5.38       5.26       5.04          4.85         4.79          4.66
     61         5.51       5.37       5.14          4.95         4.89          4.74
     62         5.65       5.49       5.24          5.06         4.99          4.83
     63         5.80       5.62       5.35          5.17         5.09          4.92
     64         5.96       5.75       5.47          5.30         5.20          5.02
     65         6.13       5.88       5.59          5.43         5.32          5.12
     66         6.31       6.03       5.71          5.57         5.44          5.23
     67         6.51       6.17       5.84          5.72         5.57          5.34
     68         6.72       6.33       5.98          5.88         5.71          5.47
     69         6.94       6.48       6.13          6.05         5.85          5.60
     70         7.18       6.65       6.28          6.24         6.01          5.73
     71         7.43       6.81       6.45          6.44         6.17          5.87
     72         7.70       6.98       6.61          6.66         6.34          6.03
     73         7.99       7.15       6.79          6.90         6.51          6.19
     74         8.29       7.33       6.99          7.16         6.69          6.37
     75         8.62       7.50       7.17          7.44         6.88          6.55
     76         8.98       7.67       7.38          7.74         7.07          6.74
     77         9.35       7.85       7.61          8.06         7.27          6.95
     78         9.76       8.02       7.84          8.41         7.46          7.16
     79         10.19      8.18       8.08          8.79         7.66          7.39
     80         10.66      8.34       8.35          9.20         7.86          7.65
     81         11.15      8.50       8.59          9.65         8.05          7.90
     82         11.68      8.65       8.88          10.13        8.24          8.16
     83         12.24      8.79       9.19          10.65        8.42          8.45
     84         12.83      8.91       9.47          11.21        8.59          8.74
    85+         13.46      9.04       9.81          11.82        8.74          9.09


                                 + Higher ages the same




                                                                  Life Insurance Company of the Southwest
            Administrative Office:  One National Life Drive * Montpelier, Vermont  05604 * (800) 732-8939
                                          Home Office:  1300 West Mockingbird Lane * Dallas, Texas  75247
---------------------------------------------------------------------------------------------------------
9236(0101)                                                                                        Page 32

Option 4 -Payments of a
Stated Amount

        Equal monthly payments of a stated amount shall be made until the proceeds, with interest at 3 1/2% per year on the unpaid balance, are used up. The first payment shall be made on the Option Effective Date. The amount chosen must be at least $10 per month for each $1,000 of proceeds placed under this option. We may add more interest to the unpaid balance in any year, which will extend the number of payments. The last payment will be for the balance only.

Option 5 - Life Annuity

        Equal monthly payments shall be made in the same manner as Option 3 except:

                1. the amount of each payment shall be based on our current settlement rates on the Option Effective Date; and

                2.      no additional interest shall be paid.


Option 6 - Joint and
Two-Thirds Annuity

        Equal monthly payments shall be made while two chosen human beings are both living. Upon the death of either, two-thirds of the amount of such payments shall continue during the life of the survivor. The first payment shall be made on the Option Effective Date. The amount of each monthly payment depends on the ages and sexes of the chosen human beings on the Option Effective Date. We may require proof to our satisfaction of their ages. We may require like proof that any chosen human being is alive on the date any payment conditioned on the life of such human being is due. The initial amount of each monthly payment is shown in the table. We will quote the amount of monthly payments for any other age combination on request. The monthly payments are based on an interest rate of 3 1/2% per year. No additional interest shall be paid.


Life Insurance Company of the Southwest
Administrative Office: One National Life Drive * Montpelier, Vermont 05604 * (800) 732-8939
Home Office: 1300 West Mockingbird Lane * Dallas, Texas 75247
-------------------------------------------------------------------------------------------------------
9236(0101)                                                                                      Page 33

                                 Option 6 Table
                  Monthly Payments for Each $1,000 of Proceeds

  (Amounts shown are for the age nearest birthday on the Option Effective Date)


            Ages                  One Male                 Ages                  One Male
             of                      and                    of                     and
            Both                 One Female                Both                 One Female
       ----------------     ----------------------    ----------------     ---------------------
             50                    $4.11                    68                   $ 5.86
             51                     4.17                    69                     6.03
             52                     4.23                    70                     6.21
             53                     4.29                    71                     6.41
             54                     4.35                    72                     6.62
             55                     4.42                    73                     6.84
             56                     4.50                    74                     7.08
             57                     4.58                    75                     7.35
             58                     4.66                    76                     7.63
             59                     4.75                    77                     7.93
             60                     4.84                    78                     8.25
             61                     4.94                    79                     8.60
             62                     5.05                    80                     8.97
             63                     5.16                    81                     9.38
             64                     5.29                    82                     9.81
             65                     5.42                    83                    10.27
             66                     5.55                    84                    10.77
             67                     5.70                   85+                    11.31

                             + Higher ages the same

Option 7 - 50% Survivor
Annuity

        Equal monthly payments shall be made during the life of the chosen primary human being. Upon the death of the chosen primary human being, 50% of the amount of such payments shall continue during the life of the chosen secondary human being. The first payment shall be made on the Option Effective Date. The amount of each monthly payment depends on the ages and sexes of the chosen human beings on the Option Effective Date. We may require proof to our satisfaction of their ages. We may require like proof that any chosen human being is alive on the date any payment conditioned on the life of such human being is due. The initial amount of each monthly payment is shown in the table. We will quote the amount of monthly payments for any other age combination on request. The monthly payments are based on an interest rate of 3 1/2% per year. No additional interest shall be paid.


Life Insurance Company of the Southwest
Administrative Office: One National Life Drive * Montpelier, Vermont 05604 * (800) 732-8939
Home Office: 1300 West Mockingbird Lane * Dallas, Texas 75247
-------------------------------------------------------------------------------------------------------
9236(0101)                                                                                      Page 34

                                 Option 7 Table
                  Monthly Payments for Each $1,000 of Proceeds

  (Amounts shown are for the age nearest birthday on the Option Effective Date)


                     Male          Female                         Male         Female
     Ages           Primary        Primary         Ages         Primary        Primary
      of            Female          Male            of           Female         Male
     Both          Secondary      Secondary        Both        Secondary      Secondary
      50            $4.11          $3.96            68          $ 5.85        $ 5.51
      51             4.17           4.01            69            6.02          5.66
      52             4.23           4.06            70            6.20          5.82
      53             4.29           4.12            71            6.39          6.00
      54             4.35           4.18            72            6.59          6.18
      55             4.42           4.24            73            6.81          6.39
      56             4.50           4.31            74            7.05          6.60
      57             4.58           4.38            75            7.30          6.84
      58             4.66           4.45            76            7.57          7.09
      59             4.75           4.53            77            7.86          7.36
      60             4.84           4.61            78            8.17          7.66
      61             4.94           4.70            79            8.51          7.97
      62             5.05           4.79            80            8.86          8.32
      63             5.16           4.89            81            9.25          8.68
      64             5.28           5.00            82            9.66          9.08
      65             5.41           5.12            83           10.10          9.51
      66             5.55           5.24            84           10.56          9.97
      67             5.69           5.37           85+           11.06         10.47

                             + Higher ages the same


Life Insurance Company of the Southwest
Administrative Office: One National Life Drive * Montpelier, Vermont 05604 * (800) 732-8939
Home Office: 1300 West Mockingbird Lane * Dallas, Texas 75247
-------------------------------------------------------------------------------------------------------
9236(0101)                                                                                      Page 35